EXHIBIT 10.4

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                              CONSULTING AGREEMENT

          AGREEMENT made as of the 13th day of November 1996 by and between ASTA FUNDING, INC., a Delaware corporation (hereinafter referred to as the "Company"), and ARTHUR STERN (hereinafter referred to as the "Consultant").

                                    RECITALS

          The Company and the Consultant desire to enter into this Agreement whereby the Company will be assured of the right to the Consultant's services for the period and on the terms and conditions hereinafter set forth, and the Consultant will be assured of his engagement on such terms and conditions.

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants contained in this Agreement, the Company and the Consultant hereby agree as follows:

     1.   Engagement.

          (a) Subject to the terms and conditions hereinafter set forth, the Company hereby retains the Consultant and the Consultant hereby agrees to render services to the Company in such capacities as the Board of Directors of the Company may, from time to time, designate. The Consultant shall hold, without additional compensation therefor, such offices and directorships in the Company and/or any subsidiary of the Company to which, from time to time during the term of his retention, the Consultant may be elected or appointed. Nothing contained in this Agreement shall restrict the right of the Consultant to serve as an employee,


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officer, agent or member of the boards of directors of corporations which are engaged in businesses which are not competitive with any businesses then conducted or contemplated by the Company or any of its subsidiaries, if any, or the right of the Consultant to manage his private investments, if such directorships or such investment activities do not interfere with the performance by the Consultant of his duties under this Agreement. The Consultant shall render his services with due regard for the prompt, efficient and economical operation of the business of the Company and its subsidiaries to the end of maximizing the profitability of the Company and its subsidiaries.

          (b) The Consultant agrees that when called upon he will render a reasonable amount of services to the Company with due regard to the nature of the services to be performed, the extent of his other business commitments and the amount of his compensation hereunder.

     2.   Term.

          The term of the engagement of the Consultant by the Company pursuant to this Agreement shall be for a period commencing on the date hereof and terminating on the first anniversary of the date hereof, subject to earlier termination by the Company or the Consultant as provided in paragraph 4 hereof.

     3.   Compensation.

          In consideration of the services to be rendered by the Consultant pursuant to this Agreement, including, without limitation, any services rendered by the Consultant as an officer


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or director of the Company or any subsidiary of the Company, the Company agrees to pay to the Consultant monthly in arrears fixed compensation at the rate of seventy-five Thousand ($75,000.00) Dollars per annum.

     3.   Expenses.

          During the term of this Agreement, the Company will reimburse the Consultant, upon written authorization by the Company prior to incurring such expenses, for all travel, entertainment and other out-of-pocket expenses which are reasonably and necessarily incurred by the Consultant in the performance of his duties hereunder.

     4.   Termination.

          (a) This Agreement may be terminated upon thirty (30) days written notice to the other party (i) by the Consultant for any reason or no reason or
(ii) the Company, if the Consultant dies or becomes disabled or fails to diligently perform the services the Company requests him to perform under Paragraph 1 hereof; provided, that the Company has given the Consultant written notice of such failure and the Consultant does not within thirty (30) days thereafter adequately perform the required services in the reasonable opinion of the Company.

          (b) In the event that at any time during the stated term of this Agreement, this Agreement is terminated for any reason, including the Consultant's death or disability, the Company shall pay to Consultant, his estate or his legal representative, as the case may be, the Consultant's compensation through the end of


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the month in which his employment is terminated. Thereafter, the Company shall have no obligation to the Consultant to make any further payments to him, his estate or legal representatives hereunder.

     5. Non-Disclosure of Confidential Information and Non-Competition.

          (a) The Consultant acknowledges that it is the policy of the Company to maintain as secret and confidential all valuable and unique information heretofore and hereafter acquired, developed or used by the Company relating to the business, operations, employees, suppliers, dealers and customers of the Company, which gives the Company or its subsidiaries a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that the services to be performed by the Consultant pursuant to this Agreement are special and unique, and that by reason of his retention by the Company, the Consultant has acquired and will acquire Confidential Information. The Consultant recognizes that all such Confidential Information is the property of the Company. In consideration of the Consultant's retention by the Company pursuant to this Agreement, the Consultant agrees that:

          (i) except as required by his duties hereunder, the Consultant shall never, directly or indirectly use, publish, disseminate or otherwise disclose any Confidential Information obtained during the term of this Agreement without the prior written consent of the Board of Directors of the Company acting independently, it being understood that the provisions of this subparagraph (a) (i) shall survive the termination of this Agreement; and

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          (ii)  during the term of this Agreement, the Consultant shall exercise all due and diligent precautions to protect the integrity of business plans, customer, supplier and dealer lists, statistical data and compilations, agreements, contracts, manuals or other documents of the Company and embodying any Confidential Information and, upon termination of this Agreement the Consultant shall return to the Company any and all such documents (and copies thereof) which are in the possession or under the control of the Consultant.

          The Consultant agrees that the provisions of this Paragraph (a) are reasonably necessary to protect the proprietary rights of the Company and the subsidiaries of the Company in the Confidential Information and their trade secrets, good will and reputation.

          (b) During the term of this Agreement, the Consultant shall not, in any manner, be engaged, directly or indirectly, within the United States of America (its territories and possessions) and Canada (or for such lesser geographical area as may be determined by a court of law or equity to be a reasonable limitation on the competitive activities of the Consultant) as an employee, partner, officer, director, representative, consultant, agent or stockholder of any corporation, partnership, proprietorship or other form of business entity which is engaged in a competitive business to that of the Company. The Consultant shall not, either during or subsequent to the term of this Agreement, seek to persuade any director or officer or employee of the Company or any subsidiary or affiliate of the Company to discontinue that individual's status or employment with the Company, nor to become employed in any activity similar to or


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competitive with the activities of the Company or any subsidiary or affiliate of the Company, nor will the Consultant hire or retain any such person, nor will he solicit (or cause or authorize), directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business from others who are, at any time within three (3) years prior to the cessation of his employment hereunder, customers of the Company or any subsidiary or affiliate of the Company.

          (c) The Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by the Consultant of any of the provisions of Paragraph 5 of this Agreement can cause irreparable harm to the Company, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by the Consultant of any of the provisions of paragraph 5, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

     6.   Notices.

          Any notice, request, instruction or other document to be given under this Agreement to any party hereunder by any other party hereunder shall be in writing and delivered personally, or sent by registered or certified mail, postage prepaid, to the following addresses:


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               If to the Company:

                   Asta Funding, Inc.
                   210 Sylvan Avenue
                   Englewood Cliffs, New Jersey 07632
                   Attention:  President

               If to the Consultant:

                   Mr. Arthur Stern
                   3333 Henry Hudson Parkway
                   Riverdale, New York  10463

or to such other address as a party hereto may hereafter designate in writing to the other party, provided that any notice of a change of address shall become effective only upon receipt thereof.

     7.   Benefit; Assignment

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Consultant and his heirs, legal representatives, successors and permitted assigns.

          (b) This Agreement is personal to the Consultant and the Consultant may not assign any of his rights or delegate any of his duties under this Agreement.

     8.   Entire Agreement; Amendment.

          This Agreement contains the entire understanding between the Company and the Consultant with respect to the retention of the Consultant and supersedes all prior negotiations and understandings between the Company and the Consultant with respect to the retention of the Consultant by the Company. This Agreement may not be amended or modified except by a written instrument signed by both the Company and the Consultant.


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     9.   Severability.

          In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such illegality or enforceability shall not affect the validity or enforceability of the other provisions hereof, and such other provisions shall remain in full force and effect, unaffected by such invalidity or enforceability.

     10.  Governing Law.

          This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

     11.  Execution in Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       ASTA FUNDING, INC.


                                       By: /s/ Gary Stern
                                           ------------------------
                                           Gary Stern, President


                                           /s/ Arthur Stern
                                           ------------------------
                                           Arthur Stern


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